UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 21, 2010

ACCESS TO MONEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19657	93-0809419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Kings Highway N, Suite G100
Cherry Hill, New Jersey 08034

(Address of Principal Executive Offices) (Zip Code)

(856) 414-9100

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01         Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

On October 21, 2010, Access to Money, Inc. (the “Company”, “we”, or “us”) and certain of its subsidiaries entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Sovereign Bank (the “Bank”).  The Amendment amends the Loan and Security Agreement (the “Senior Loan and Security Agreement”), dated September 3, 2010, by and among us, our subsidiaries and the Bank.  The Amendment (i)  reduces the minimum liquidity requirement on deposit with the Bank from $2.75 million to $2 million, and (ii) reduces the minimum cash balance requirement on deposit with the Bank after making any payment on subordinated indebtedness, other than certain in-kind payments, from $3.75 million to $3.25 million.

Other than as revised by the Amendment, the terms and conditions set forth in the Senior Loan and Security Agreement remain in effect.

Amendment to Amended and Restated Loan and Security Agreement

On October 21, 2010, we and certain of our subsidiaries entered into a First Amendment to Amended and Restated Loan and Security Agreement (the “Lampe Amendment”) with LC Capital Master Fund, Ltd. (“LC Capital”), Cadence Special Holdings II, LLC (“Cadence”), and Lampe Conway & Co., LLC, as administrative agent and collateral agent (“Lampe”).  The Lampe Amendment amends the Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan and Security Agreement”), dated September 3, 2010, by and among us, our subsidiaries, LC Capital, Cadence and Lampe, as administrative and collateral agent.  The Lampe Amendment (i) reduces the minimum liquidity requirement on deposit with the Bank from $2.2 million to $1.45 million, (ii) reduces the minimum cash balance requirement on deposit with the Bank after making any payment on subordinated indebtedness, other than certain in-kind payments, from $3.75 million to $3.25 million, and (iii) changes the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year.

Other than as revised by the Lampe Amendment, the terms and conditions set forth in the Amended and Restated Loan and Security Agreement remain in effect.

Allonge to Amended and Restated Subordinated Promissory Note

On October 21, 2010, we executed a First Allonge to Amended and Restated Subordinated Promissory Note (the “Allonge”) in favor of Douglas S. Falcone, our Chief Operating Officer.  The Allonge amends the Amended and Restated Subordinated Promissory Note (the “Subordinated Note”) made by us in favor of Mr. Falcone by changing the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year.  All other terms and conditions of the Subordinated Note remain in effect.

The descriptions of the Amendment, the Lampe Amendment, and the Allonge set forth above are qualified in their entirety by reference to copies of such agreements filed as exhibits to this report and incorporated herein by this reference.

Section 2 - Financial Information

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Amendment, the Lampe Amendment, and the Allonge are incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1	First Amendment to Loan and Security Agreement, dated as of October 21, 2010 and effective as of September 3, 2010, by and among the Company, certain of the Company’s subsidiaries, and Sovereign Bank.

10.2
First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 21, 2010 and effective as of September 3, 2010, by and among the Company, certain of the Company’s subsidiaries, LC Capital Master Fund, LP, Cadence Special Holdings II, LLC, and Lampe Conway & Co., LLC, as administrative and collateral agent.

10.3	First Allonge to Amended and Restated Subordinated Promissory Note, dated October 21, 2010 and effective as of September 3, 2010, executed by the Company in favor of Douglas B. Falcone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS TO MONEY, INC.

	By:	/s/ Michael J. Dolan
	Name:	Michael J. Dolan
Date: October 26, 2010	Title:	Chief Financial Officer